As filed with the Securities and Exchange Commission on September 13, 2016

File No. 001-37816

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

To

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

Alcoa Upstream Corporation*

(Exact name of Registrant as specified in its charter)

Delaware	81-1789115
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

390 Park Avenue New York, New York	10022-4608
(Address of principal executive offices)	(Zip code)

(212) 836-2600

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

*	The registrant is currently named Alcoa Upstream Corporation. The registrant plans to change its name to “Alcoa Corporation” at or prior to the effective date of the distribution described in this registration statement.

ALCOA UPSTREAM CORPORATION

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS

OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Separation and Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Combined Condensed Financial Statements,” “Selected Historical Combined Financial Data of Alcoa Corporation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Directors.” Those sections are incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis”, “Executive Compensation”, and “Director Compensation.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Directors” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Separation and Distribution,” and “Description of Alcoa Corporation Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “Description of Alcoa Corporation Capital Stock—Sale of Unregistered Securities.” Those sections are incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution” and “Description of Alcoa Corporation Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Alcoa Corporation Capital Stock—Limitation on Liability of Directors; Indemnification; Insurance.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements and Schedule

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Combined Condensed Financial Statements” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between Alcoa Inc. and Alcoa Upstream Corporation

2.2	Form of Transition Services Agreement by and between Alcoa Inc. and Alcoa Upstream Corporation**

2.3	Form of Tax Matters Agreement by and between Alcoa Inc. and Alcoa Upstream Corporation*

2.4	Form of Employee Matters Agreement by and between Alcoa Inc. and Alcoa Upstream Corporation

2.5	Form of Alcoa Corporation to Arconic Inc. Patent, Know-How, and Trade Secret License Agreement by and between Alcoa USA Corp. and Alcoa Inc.**

2.6	Form of Arconic Inc. to Alcoa Corporation Patent, Know-How, and Trade Secret License Agreement by and between Alcoa Inc. and Alcoa USA Corp.**

2.7	Form of Alcoa Corporation to Arconic Inc. Trademark License Agreement by and between Alcoa USA Corp. and Alcoa Inc.**

2.8	Form of Toll Processing and Services Agreement by and between Alcoa Inc. and Alcoa Warrick LLC**

2.9	Form of Master Agreement for the Supply of Primary Aluminum by and between Alcoa Inc. and Alcoa USA Corp.**

2.10	Form of Massena Lease and Operations Agreement by and between Alcoa Inc. and Alcoa Upstream Corporation**

2.11	English Translation of Fusina Lease and Operations Agreement by and between Alcoa Servizi S.r.l. and Fusina Rolling S.r.l., dated as of August 4, 2016**

3.1	Form of Amended and Restated Certificate of Incorporation of Alcoa Corporation

3.2	Form of Amended and Restated Bylaws of Alcoa Corporation

4.1	Form of Stockholder and Registration Rights Agreement by and between Alcoa Inc. and Alcoa Upstream Corporation**

10.1	Form of Alcoa Upstream Corporation Stock Incentive Plan*

10.2	Alcoa USA Corp. Deferred Compensation Plan**

10.3	Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C**

10.4	Form of Indemnification Agreement by and between Alcoa Corporation and individual directors or officers

10.5	Aluminum Project Framework Shareholders’ Agreement, dated December 20, 2009, between Alcoa Inc. and Saudi Arabian Mining Company (Ma’aden) (incorporated by reference to Exhibit 10(i) to Alcoa Inc.’s Annual Report on Form 10-K (Commission file number 1-3610) for the year ended December 31, 2009, filed on February 18, 2010)

10.6	First Supplemental Agreement, dated March 30, 2010, to the Aluminium Project Framework Shareholders Agreement, dated December 20, 2009, between Saudi Arabian Mining Company (Ma’aden) and Alcoa Inc. (incorporated by reference to Exhibit 10(c) to Alcoa Inc.’s Quarterly Report on Form 10-Q (Commission file number 1-3610) for the quarter ended March 31, 2010, filed on April 22, 2010)

Exhibit Number	Exhibit Description

10.7	Kwinana State Agreement of 1961**

10.8	Pinjarra State Agreement of 1969**

10.9	Wagerup State Agreement of 1978**

10.10	Alumina Refinery Agreement of 1987**

10.11	Form of Amended and Restated Charter of the Strategic Council for the AWAC Joint Venture

10.12	Amended and Restated Limited Liability Company Agreement of Alcoa Alumina & Chemicals, L.L.C. dated as of December 31, 1994 (incorporated by reference to Exhibit 99.4 to Alcoa Inc.’s Current Report on Form 8-K (Commission file number 1-3610), filed on November 28, 2001)

10.13	Shareholders’ Agreement between Alcoa of Australia Limited, Alcoa Australian Pty Ltd and Alumina Limited, originally dated as of May 10, 1996**

10.14	Side Letter of May 16, 1995 clarifying transfer restrictions (incorporated by reference to Exhibit 99.6 to Alcoa Inc.’s Current Report on Form 8-K (Commission file number 1-3610), filed on November 28, 2001)

10.15	Enterprise Funding Agreement, dated September 18, 2006, between Alcoa Inc., certain of its affiliates and Alumina Limited (incorporated by reference to Exhibit 10(f) to Alcoa Inc.’s Annual Report on Form 10-K (Commission file number 1-3610) for the year ended December 31, 2006, filed on February 15, 2007)

10.16	Amendments to Enterprise Funding Agreement, effective January 25, 2008, between Alcoa Inc., certain of its affiliates and Alumina Limited (incorporated by reference to Exhibit 10(f)(1) to Alcoa Inc.’s Annual Report on Form 10-K (Commission file number 1-3610) for the year ended December 31, 2007, filed on February 15, 2008)

10.17	Plea Agreement dated January 8, 2014, between the United States of America and Alcoa World Alumina LLC (incorporated by reference to Exhibit 10(l) to Alcoa Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 13, 2014)

21.1	List of Subsidiaries*

99.1	Information Statement of Alcoa Upstream Corporation, preliminary and subject to completion, dated September 13, 2016

*	To be filed by amendment.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Alcoa Upstream Corporation

By:	/s/	Roy Harvey
	Name:	Roy Harvey
	Title:	President

Date: September 13, 2016